Exhibit 10.13.1
MCJ HOLDING CORPORATION
2007 STOCK OPTION PLAN
1. Purpose of the Plan
          The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate such key employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Options. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.
2. Definitions
          The following capitalized terms used in the Plan or in an Option agreement have the respective meanings set forth in this Section:
(a)	Affiliate: With respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

(b)	Board: The Board of Directors of the Company.

(c)	Cause: With respect to a Participant’s termination of Employment, (a) if the Participant is at the time of termination a party to an employment or retention agreement that defines such term, the meaning given therein, and (b) in all other cases, the Participant’s (i) continuing failure, for more than 10 days after the Company’s written notice to the Participant thereof, to perform such duties as are reasonably requested by the Company; (ii) failure to observe material policies generally applicable to officers or employees of the Company unless such failure is capable of being cured and is cured within 10 days of the Participant receiving written notice of such failure; (iii) failure to cooperate with any internal investigation of the Company; (iv) commission of any act of fraud, theft or financial dishonesty with respect to the Company or indictment or conviction of any felony; (v) chronic absenteeism; or (vi) abuse of alcohol or another controlled substance.

(d)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(e)	Committee: The Board or such committee of the Board as may be designated from time to time to administer the Plan.

(f)	Company: McJ Holding Corporation, a Delaware corporation, and any successor thereto by merger, consolidation or otherwise.

(g)	Company Group: Collectively, the Company, its subsidiaries and its or their respective successors and assigns.

(h)	Disability: (a) if the Participant is at the time of termination a party to an employment or retention agreement that defines such term, the meaning given therein, and (b) in all other cases, the Participant is unable to perform his duties or obligations to the Company by reason of physical or mental incapacity for a period of one hundred twenty (120) consecutive calendar days or a total period of two hundred ten (210) calendar days in any three hundred sixty (360) calendar day period.

(i)	Effective Date: March 27, 2007.

(j)	Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company Group, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company Group and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(k)	Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per-Share closing bid price and per-Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “Nasdaq”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the Nasdaq on such date, the arithmetic mean of the per-Share closing bid price and per-Share closing asked price on the immediately preceding date on which sales of the Shares have been so reported or quoted, and (ii) if there is not a public market for the Shares on such date, the value established by the Committee in good faith, which in the context of a Transaction shall be the price paid per Share.
(l)	McJ Holding LLC: McJ Holding LLC, a Delaware limited liability company.

(m)	McJ Holding LLC Agreement: The limited liability company agreement of McJ Holding LLC, dated as of December 4, 2006.

(n)	McJunkin: McJunkin Corporation, a West Virginia corporation and wholly owned subsidiary of the Company.

(o)	Option: A stock option granted pursuant to Section 6 of the Plan.

(p)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)	Participant: An employee, director or consultant who is selected by the Committee to participate in the Plan.

(r)	Person: Any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivisions thereof.

(s)	Plan: This McJ Holding Corporation 2007 Stock Option Plan.

(t)	Shares: Shares of common stock of the Company and any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged.

(u)	Stockholders Agreement: The Management Stockholders Agreement dated as of March 27, 2007 (as amended and restated from time to time) by and among the Company, McJ Holding LLC and such other Persons who are or become parties thereto.

(v)	Transaction: (i) Any event which results in the GSCP Members (as defined in the McJ Holding LLC Agreement) and its or their Affiliates ceasing to directly or indirectly beneficially own, in the aggregate, at least 35% of the equity interests of McJunkin that they beneficially owned directly or indirectly as of the Effective Time (as defined in the McJ Holding LLC Agreement); or (ii) in a single transaction or a series of related transactions, the occurrence of the following event: a majority of the outstanding voting power of McJ Holding LLC, the Company or McJunkin, or substantially all of the assets of McJunkin, shall have been acquired or otherwise become beneficially owned, directly or indirectly, by any Person (other than any Member (as defined in the McJ Holding LLC Agreement) as of December 4, 2006 or any of its or their Affiliates, or the McJ Holding LLC or any of its Affiliates) or any two or more Persons (other than any Member as of December 4, 2006 or any of its or their Affiliates, or McJ Holding LLC or any of its Affiliates) acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding or disposing of the voting power of the McJ Holding LLC, the Company, or McJunkin; it being understood that, for this purpose, the acquisition or beneficial ownership of voting securities by the public shall not be an acquisition or constitute beneficial ownership by any Person or Persons acting in concert. For purposes of this definition, neither McJ Holding LLC nor any Person controlled by McJ Holding LLC shall deemed to be an Affiliate of any Member.

3. Shares Subject to the Plan
          The total number of Shares which may be issued under the Plan is 4,715.4509, subject to adjustment pursuant to Section 7 hereof. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares upon the exercise of an Option or in consideration of the cancellation or termination of an Option shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Options which terminate or lapse without the payment of consideration may again be the subject of Options granted under the Plan.
4. Administration
          The Plan shall be administered by the Committee. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the employees, consultants or directors of the Company and its Affiliates to whom, and the time or times at which, Options may be granted, the number of Shares subject to each Option, the Option Price of an Option, the time or times at which an Option will become vested and any other conditions of an Option. Options may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or by a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Options under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may amend the terms of any Option agreement, provided that no such amendment shall be made without the consent of a Participant, if such action would diminish any of the rights of such Participant under such Option agreement. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, except as otherwise provided herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, without limitation, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Option consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require Participants to make arrangements which are satisfactory to it to pay any amounts it may determine are required to be withheld for federal, state, local or other taxes in connection with an Option.
5. Limitations
          No Option may be granted under the Plan after the tenth anniversary of the Effective Date, but Options theretofore granted may extend beyond that date.
6. Terms and Conditions of Options
          Options granted under the Plan shall be non-qualified stock options and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine and set forth in the applicable Option agreement:
(a)	Option Price. The Option Price shall be determined by the Committee, provided that the Option Price may not be less than the Fair Market Value of a Share on the date the Option is granted.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to the following sentence. The Option Price for the Shares as to which an Option is exercised and any applicable withholding taxes shall be paid to the Company in full at the time of exercise at the election of the Participant, in cash or by check or wire transfer, or by such other means as are permitted by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the

Participant has given written notice of exercise of the Option, has paid in full for such Shares, satisfied any applicable withholding requirements and, if applicable, has satisfied any other conditions imposed by the Committee or pursuant to the Plan or the applicable Option agreement.

(d)	Unless the Committee determines otherwise, exercise of an Option shall be conditioned upon the execution by the Participant of the Stockholders Agreement, if such agreement remains in effect at the time of such exercise.
7. Adjustments Upon Certain Events
          Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:
(a)	Generally. In the event of any extraordinary cash or Share dividend, or Share split, reverse split, reorganization, reclassification, recapitalization, repurchase, issuance of warrants, rights or debentures, merger, consolidation, spin-off, split-up, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares or any transaction similar to the foregoing, the Committee, without liability to any person, shall take such equitable actions as are appropriate in its reasonable judgment to preserve the economic rights of the Participant, whether by adjusting the terms of the Option or such other means as the Committee shall determine.

(b)	Transaction. The Committee may provide in the applicable Option agreement or otherwise that, in the event of a Transaction, (i) any outstanding Options then held by Participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested upon the consummation of such Transaction, and (ii) the Committee may either (A) cancel all Options and make payment in connection with such cancellation equal to the excess, if any, of the Fair Market Value of the Shares subject to such Options over the aggregate Option Price of such Options or (B) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of Options previously granted hereunder, in each case as determined by the Committee in good faith.
8. No Right to Employment or Options
          The granting of an Option under the Plan shall impose no obligation on the Company or any Affiliate of the Company to continue the Employment of a Participant and shall not lessen or affect the Company’s or such Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
9. Successors and Assigns
          The rights and obligations under the Plan shall be binding on and inure to all predecessors, successors and assigns of the Company and any Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
10. Nontransferability of Options
          Unless otherwise determined by the Committee, an Option shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Option exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.
11. Amendments or Termination
          The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made without the consent of a Participant, if such action would diminish any of the rights of such Participant under any Option theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws.
12. Compliance with Law
          No Option shall be granted under the Plan, and no Shares shall be issued and delivered upon exercise of an Option, unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other applicable requirements of law or of any regulatory agencies having jurisdiction.
          The Committee in its discretion may, as a condition to the exercise of any Option, require each Participant (a) to represent in writing that the Shares received upon exercise of an Option are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed reasonably appropriate by the Committee. Stock certificates representing Shares acquired upon the exercise of any Option that have not been registered under the Securities Act of 1933, as amended, shall, if required by the Committee, bear the legends as may be required by the Stockholders Agreement or by the Option agreement evidencing a particular Option. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Shares acquired or to be acquired pursuant to an Option, except in compliance with all applicable federal and state securities laws and the provisions of the Stockholders Agreement.
13. International Participants
          With respect to Options which may be subject to the laws of jurisdictions outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Options with respect to such Participants in order to conform such terms with the requirements of such local law.
14. Choice of Law
          The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

15. Effectiveness of the Plan
          The Plan shall be effective as of the Effective Date.